Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust II of our reports dated September 22, 2021, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended July 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 22, 2021

Appendix A

Columbia Funds Series Trust II

Columbia Government Money Market Fund

Columbia Strategic Municipal Income Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Limited Duration Credit Fund

Columbia Disciplined Core Fund

Columbia Income Opportunities Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Global Opportunities Fund

Columbia Floating Rate Fund